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                                                                     Exhibit 3.8

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

                                    * * * * *

Brooks-PRI Automation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

      That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

      That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

      That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

      IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 14 day of June, 2002.

                                    /s/ Lynda M. Avallone
                                    ---------------------------
                                    Lynda M. Avallone
                                    Vice President & Treasurer
                                                            (Title)